I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora,  Illinois    60507
(Address of principal executive offices) (Zip code)

(630)  892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 15, 2015, Gerald Palmer, a member of the board of directors (the “Board”) of Old Second Bancorp, Inc. (the “Company”), notified the Company that he will resign from the Board effective October 13, 2015 in connection with his reaching the mandatory retirement age.  He will continue to serve the Board in an advisory capacity.

On September 15, 2015, the Board appointed James F. Tapscott to succeed Mr. Palmer with such appointment to be effective on October 14, 2015 to serve for a term expiring at the annual stockholder meeting in 2018 or until his successor has been duly elected and qualified.  Mr. Tapscott is an experienced accounting and financial executive with over forty years of experience working with mid-sized privately owned businesses. He is a former partner of both McGladrey LLP and Wilkes Besterfield and Co., Ltd. He has not yet been named to any committees of the Board.

On September 15, 2015, the Board appointed Patti Rocks to fill a new directorship and to serve for the term ending at the annual stockholder meeting in 2017 or until her successor has been duly elected and qualified.  Such appointment will be effective on October 14, 2015. Ms. Rocks has served as the Managing Director of the Chicago office of Golin, a global communications agency, since 2011. Ms. Rocks has not yet been named to any committees of the Company.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2015, the Board voted to amend and restate the Company’s current bylaws (the “Amended and Restated Bylaws”). Changes contained in the Amended and Restated Bylaws include: (i) a new provision to govern the procedures for the introduction of new business at annual stockholder meetings by stockholders (Section 2.4 of the Amended and Restated Bylaws); (ii) a provision amending who may call special meetings of the stockholders such that special meeting may only be called by the Chairman of the Board, President or Secretary or upon the request of a majority of the members of the Board (Section 2.7 of the Amended and Restated Bylaws); (iii) a provision clarifying the procedure for stockholders to request access to the stockholder list (Section 2.6 of the Amended and Restated Bylaws); (iv) a provision changing the vote required to elect directors from a majority to a plurality (Section 2.10 of the Amended and Restated Bylaws); (v) a new provision regarding forum selection stating that, unless the Company consents in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder actions (Section 8.10 of the Amended and Restated Bylaws); (vi) a new provision to define the power of the Board to appoint committees (Section 3.13 of the Amended and Restated Bylaws); (vii) a new provision specifying certain director qualifications (Section 3.15 of the Amended and Restated Bylaws); and (viii) a new provision to create honorary or advisory directorships (Section 3.16 of the Amended and Restated Bylaws). A redline copy of the Amended and Restated Bylaws marked to show changes as to the Company’s Bylaws is attached herewith as Exhibit 3.2 and is incorporated herein by reference.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective September 15, 2015
3.2	Amended and Restated Bylaws, effective September 15, 2015 (marked to show changes)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: September 21, 2015	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective September 15, 2015
3.2	Amended and Restated Bylaws, effective September 15, 2015 (marked to show changes)